Exhibit 99

Acadia Healthcare Reports Third Quarter EPS of $0.53 and Adjusted EPS of $0.55

Revenue Increases to $760.9 Million on 6.2% Growth in Same Facility Revenue

Updates 2018 Financial Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 5, 2018--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2018. Revenue was $760.9 million for the third quarter, up 6.2% from $716.7 million for the third quarter of 2017. Net income attributable to Acadia stockholders for the third quarter of 2018 was $46.2 million, or $0.53 per diluted share, compared with $45.6 million, or $0.52 per diluted share, for the third quarter of 2017. Adjusted income attributable to Acadia stockholders per diluted share (“adjusted EPS”) was $0.55 for the third quarter of 2018, compared with $0.58 for the third quarter of 2017, which excludes transaction-related expenses of $2.4 million and $5.7 million for the third quarter of 2018 and 2017, respectively. A reconciliation of all non-GAAP financial results in this release appears beginning on page 7.

For the third quarter of 2018, Acadia’s total same facility revenue increased 6.2% compared with the third quarter of 2017, including a 2.4% increase in patient days and a 3.8% increase in revenue per patient day. Total same facility EBITDA margin declined 100 basis points to 23.9%. U.S. same facility revenue increased 7.2%, including a 3.3% increase in patient days and a 3.8% increase in revenue per patient day. U.S. same facility EBITDA margin increased 60 basis points to 27.4%. U.K. same facility revenue grew 4.4% for the third quarter of 2018 from the third quarter last year, including a 1.3% increase in patient days and a 3.1% increase in revenue per patient day. U.K. same facility EBITDA margin declined 450 basis points to 16.9%.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, remarked, “Our U.S. operations performed well with favorable trends in all key operating metrics. However, the third quarter financial results for our operations in the U.K. were affected by a lower census and higher operating expenses than expected. Our operating costs were significantly higher, primarily due to the ongoing nursing and clinical staff shortage and our dependence on higher cost agency labor. Our census did not reach a sufficient level to absorb the higher wages and other operating costs, which adversely affected our margins for the third quarter.”

“During the third quarter, we added 132 beds to existing facilities, bringing the total up to 806 beds added to new and existing facilities since the end of the third quarter a year ago. For the full year 2018, we expect to add more than 800 beds to existing and new facilities,” said Mr. Jacobs.

Following the end of the third quarter, the Company signed definitive agreements for two acquisitions. Mission Treatment operates nine comprehensive treatment centers that provide medication-assisted treatment and counseling for people struggling with narcotics addiction in California, Nevada, Arizona and Oklahoma. Acadia also will acquire The Whittier Pavilion, a 71-bed inpatient psychiatric hospital located in Haverhill, Massachusetts. The hospital is part of the Whittier Health Network, a family owned and operated healthcare system that has provided hospital and community services since 1982.

Acadia today updated its financial guidance for 2018, consistent with the Company’s performance for the first nine months of 2018 and its expectations for the fourth quarter of the year, as follows:

  Revenue for 2018 of approximately $3.0 billion;
  Adjusted EBITDA for 2018 in a range of $605 million to $610 million; and
  Adjusted earnings per diluted share for 2018 in a range of $2.25 to $2.27.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income (loss) attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Tuesday, November 6, 2018. A live webcast of the conference call will be available at www.acadiahealthare.com in the “Investors” section of the website. The webcast of the conference call will be available through November 20, 2018.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its joint venture, de novo and other business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At September 30, 2018, Acadia operated a network of 586 behavioral healthcare facilities with approximately 18,000 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$760,916	$728,712	$2,268,895	$2,143,696
Provision for doubtful accounts	-	(11,998)	-	(31,892)
Revenue	760,916	716,714	2,268,895	2,111,804

Salaries, wages and benefits (including equity-based compensation expense of $5,225, $4,175, $19,273 and $19,007, respectively)	417,917	385,562	1,246,186	1,145,578
Professional fees	59,509	53,042	166,988	142,772
Supplies	29,461	28,652	88,958	85,000
Rents and leases	19,866	19,049	60,390	57,455
Other operating expenses	90,464	82,328	265,977	249,161
Depreciation and amortization	39,659	36,442	119,360	105,256
Interest expense, net	46,651	44,515	137,706	130,777
Debt extinguishment costs	-	-	940	810
Transaction-related expenses	2,353	5,665	10,008	18,836
Total expenses	705,880	655,255	2,096,513	1,935,645
Income before income taxes	55,036	61,459	172,382	176,159
Provision for income taxes	8,757	15,970	16,339	46,259
Net income	46,279	45,489	156,043	129,900
Net (income) loss attributable to noncontrolling interests	(47)	129	(156)	306
Net income attributable to Acadia Healthcare Company, Inc.	$46,232	$45,618	$155,887	$130,206

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.53	$0.52	$1.79	$1.50
Diluted	$0.53	$0.52	$1.78	$1.50

Weighted-average shares outstanding:
Basic	87,344	87,017	87,233	86,912
Diluted	87,537	87,172	87,386	87,038

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2018	2017
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$48,928	$67,290
Accounts receivable, net	345,659	296,925
Other current assets	96,146	107,335
Total current assets	490,733	471,550
Property and equipment, net	3,126,642	3,048,130
Goodwill	2,729,941	2,751,174
Intangible assets, net	91,259	87,348
Deferred tax assets	3,630	3,731
Derivative instrument assets	33,084	12,997
Other assets	54,295	49,572
Total assets	$6,529,584	$6,424,502

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$33,264	$34,830
Accounts payable	133,914	102,299
Accrued salaries and benefits	109,151	99,047
Other accrued liabilities	114,414	141,213
Total current liabilities	390,743	377,389
Long-term debt	3,181,962	3,205,058
Deferred tax liabilities	82,269	80,333
Other liabilities	165,663	166,434
Total liabilities	3,820,637	3,829,214
Redeemable noncontrolling interests	28,698	22,417
Equity:
Common stock	874	871
Additional paid-in capital	2,535,377	2,517,545
Accumulated other comprehensive loss	(440,462)	(374,118)
Retained earnings	584,460	428,573
Total equity	2,680,249	2,572,871
Total liabilities and equity	$6,529,584	$6,424,502

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(In thousands)
Operating activities:
Net income	$156,043	$129,900
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	119,360	105,256
Amortization of debt issuance costs	7,763	7,340
Equity-based compensation expense	19,273	19,007
Deferred income taxes	(1,738)	29,416
Debt extinguishment costs	940	810
Other	3,025	10,672
Change in operating assets and liabilities:
Accounts receivable, net	(43,252)	(28,681)
Other current assets	3,021	26,099
Other assets	3,868	(566)
Accounts payable and other accrued liabilities	9,230	(26,381)
Accrued salaries and benefits	11,049	(7,937)
Other liabilities	149	7,677
Net cash provided by continuing operating activities	288,731	272,612
Net cash used in discontinued operating activities	(2,548)	(1,261)
Net cash provided by operating activities	286,183	271,351

Investing activities:
Cash paid for capital expenditures	(249,989)	(193,817)
Cash paid for real estate acquisitions	(9,391)	(33,297)
Other	(3,114)	(6,062)
Net cash used in investing activities	(262,494)	(233,176)

Financing activities:
Principal payments on long-term debt	(31,492)	(25,913)
Common stock withheld for minimum statutory taxes, net	(2,272)	(3,278)
Other	(6,973)	1,649
Net cash used in financing activities	(40,737)	(27,542)

Effect of exchange rate changes on cash	(1,314)	7,965

Net (decrease) increase in cash and cash equivalents	(18,362)	18,598
Cash and cash equivalents at beginning of the period	67,290	57,063
Cash and cash equivalents at end of the period	$48,928	$75,661

	Acadia Healthcare Company, Inc.
	Operating Statistics
	(Unaudited, Revenue in thousands)

		Three Months Ended September 30,			Nine Months Ended September 30,
		2018	2017	% Change	2018	2017	% Change
	Same Facility Results (a,d)
	Revenue	$724,341	$681,983	6.2%	$2,164,626	$2,048,828	5.7%
	Patient Days	1,142,991	1,116,568	2.4%	3,369,119	3,302,107	2.0%
	Admissions	42,641	40,444	5.4%	125,541	120,978	3.8%
	Average Length of Stay (b)	26.8	27.6	-2.9%	26.8	27.3	-1.7%
	Revenue per Patient Day	$634	$611	3.8%	$642	$620	3.6%
	EBITDA margin	23.9%	24.9%	-100 bps	24.6%	25.0%	-40 bps

	U.S. Same Facility Results (a)
	Revenue	$478,910	$446,807	7.2%	$1,411,899	$1,330,898	6.1%
	Patient Days	637,909	617,734	3.3%	1,874,609	1,830,949	2.4%
	Admissions	40,202	37,970	5.9%	118,311	113,870	3.9%
	Average Length of Stay (b)	15.9	16.3	-2.5%	15.8	16.1	-1.5%
	Revenue per Patient Day	$751	$723	3.8%	$753	$727	3.6%
	EBITDA margin	27.4%	26.8%	60 bps	27.3%	27.1%	20 bps

	U.K. Same Facility Results (a,d)
	Revenue	$245,431	$235,176	4.4%	$752,727	$717,930	4.8%
	Patient Days	505,082	498,834	1.3%	1,494,510	1,471,158	1.6%
	Admissions	2,439	2,474	-1.4%	7,230	7,108	1.7%
	Average Length of Stay (b)	207.1	201.6	2.7%	206.7	207.0	-0.1%
	Revenue per Patient Day	$486	$471	3.1%	$504	$488	3.2%
	EBITDA margin	16.9%	21.4%	-450 bps	19.5%	21.3%	-180 bps

	U.S. Facility Results (c)
	Revenue	$488,626	$453,650	7.7%	$1,432,501	$1,354,615	5.7%
	Patient Days	650,395	621,648	4.6%	1,899,050	1,846,147	2.9%
	Admissions	41,614	38,034	9.4%	121,065	114,097	6.1%
	Average Length of Stay (b)	15.6	16.3	-4.4%	15.7	16.2	-3.1%
	Revenue per Patient Day	$751	$730	2.9%	$754	$734	2.8%
	EBITDA margin	26.3%	26.2%	10 bps	26.2%	26.5%	-30 bps

	U.K. Facility Results (c,d)
	Revenue	$272,290	$261,810	4.0%	$836,394	$801,031	4.4%
	Patient Days	681,917	692,509	-1.5%	2,024,389	2,048,424	-1.2%
	Admissions	2,752	2,795	-1.5%	8,226	8,108	1.5%
	Average Length of Stay (b)	247.8	247.8	0.0%	246.1	252.6	-2.6%
	Revenue per Patient Day	$399	$378	5.6%	$413	$391	5.7%
	EBITDA margin	15.0%	19.3%	-430 bps	17.5%	19.4%	-190 bps

	Total Facility Results (c,d)
	Revenue	$760,916	$715,460	6.4%	$2,268,895	$2,155,646	5.3%
	Patient Days	1,332,312	1,314,157	1.4%	3,923,439	3,894,571	0.7%
	Admissions	44,366	40,829	8.7%	129,291	122,205	5.8%
	Average Length of Stay (b)	30.0	32.2	-6.7%	30.3	31.9	-4.8%
	Revenue per Patient Day	$571	$544	4.9%	$578	$554	4.5%
	EBITDA margin	22.2%	23.7%	-150 bps	23.0%	23.9%	-90 bps

(a)	Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b)	Average length of stay is defined as patient days divided by admissions.
(c)	Results for the periods presented exclude certain closed services.
(d)

Revenue and revenue per patient day for the three and nine months ended September 30, 2017 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2018 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and nine months ended September 30, 2017 is 1.30 and 1.35, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$46,232	$45,618	$155,887	$130,206
Net income (loss) attributable to noncontrolling interests	47	(129)	156	(306)
Provision for income taxes	8,757	15,970	16,339	46,259
Interest expense, net	46,651	44,515	137,706	130,777
Depreciation and amortization	39,659	36,442	119,360	105,256
EBITDA	141,346	142,416	429,448	412,192

Adjustments:
Equity-based compensation expense (a)	5,225	4,175	19,273	19,007
Transaction-related expenses (b)	2,353	5,665	10,008	18,836
Debt extinguishment costs (c)	-	-	940	810
Adjusted EBITDA	$148,924	$152,256	$459,669	$450,845

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$46,232	$45,618	$155,887	$130,206

Adjustments to income:
Transaction-related expenses (b)	2,353	5,665	10,008	18,836
Tax reform impact (d)	-	-	(10,472)	-
Debt extinguishment costs (c)	-	-	940	810
Income tax effect of adjustments to income (e)	(406)	(1,045)	(1,821)	(2,514)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$48,179	$50,238	$154,542	$147,338

Weighted-average shares outstanding - diluted	87,537	87,172	87,386	87,038

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.55	$0.58	$1.77	$1.69

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income (loss) attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related to acquisitions and integration efforts.

(c) Represents debt extinguishment costs recorded in connection with the Amended and Restated Credit Agreement, including the discount and write-off of deferred financing costs.

(d) Represents tax benefit related to a change in the Company’s provisional amounts recorded at December 31, 2017 related to the enactment of the Tax Cuts and Jobs Act.

(e) Represents the income tax effect of adjustments to income based on tax rates of 16.0% and 25.3% for the three months ended September 30, 2018 and 2017, respectively, and 15.6% and 24.9% for the nine months ended September 30, 2018 and 2017, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Gretchen Hommrich
Director, Investor Relations
(615) 861-6000